As filed with the Securities and Exchange Commission on July 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDA SPACE LTD.
(Exact name of registrant as specified in its charter)

Ontario, Canada (Province or Other Jurisdiction of Incorporation or Organization)	3760 (Primary Standard Industrial Classification Code)	98-1703588 (I.R.S. Employer Identification No.)
7500 Financial Drive,
Brampton, Ontario
L6Y 6K7, Canada
Tel: (905) 790-2800
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
28 Liberty Street
New York, NY 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West, New York, NY 10001 United States (212) 735-3000	Neill May Brenda Gosselin Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400, Toronto, ON M5H 2S7, Canada (416) 979-2211	David Snarch MDA Space Ltd. 7500 Financial Drive, Brampton, ON L6Y 6K7, Canada (905) 790-2800

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box)
A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check the appropriate box below)
1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS
NEW ISSUE AND/OR SECONDARY OFFERING	August 7, 2025
MDA SPACE LTD.
Common Shares
Preference Shares
Debt Securities
Subscription Receipts
Warrants
Units
MDA Space Ltd. (the “Company”, “MDA Space”, “we”, “our” or “us”) may, from time to time, offer and issue the following securities: (a) common shares in the capital of the Company (“Common Shares”); (b) preference shares in the capital of the Company (“Preference Shares”); (c) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “Debt Securities”); (d) subscription receipts of the Company exchangeable for Common Shares and/or other securities of the Company (“Subscription Receipts”); (e) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); and (f) securities comprised of more than one of Common Shares, Preference Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof, at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Common Shares, Preference Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”).
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS ANY SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below) and OSC Rule 44-503—Exemption for Well-known Seasoned Issuers (“OSC Rule 44-503”) and is relying on such status in connection with this Prospectus. See “Well-Known Seasoned Issuer”. All shelf information permitted under applicable securities legislation to be omitted from this Prospectus including, without limitation, the information disclosed in the specific terms of any offering of Securities will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available or has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus.
Owning our Securities may subject you to tax consequences. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (a) in the case of Common Shares, the number of Common Shares being offered, the currency, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms; (b) in the case of Preference Shares, the designation of the particular series, the number of Preference Shares being offered, the currency, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms of the Preference Shares; (c) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms; (d) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the currency, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company and any other specific terms; (e) in the case of Warrants, the number of such Warrants offered, the currency, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company and any other specific terms; and (f) in the case of Units, the number of Units being offered, the currency, the offering price, the terms of the Common Shares, Preference Shares, Debt Securities, Subscription Receipts and/or Warrants, as the case may be, underlying the Units, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.
We may sell the Securities to or through one or more underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated by us from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.
This Prospectus may qualify an “at-the-market distribution” (as defined under applicable securities legislation).
In connection with any offering of the Securities other than an “at-the-market distribution”, unless otherwise specified in the applicable Prospectus Supplement, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.
No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the at-the-market prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “MDA”. On August 6, 2025, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX was C$46.18.
Unless otherwise specified in the applicable Prospectus Supplement, the Preference Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See “Risk Factors”.
The Company is organized pursuant to the Business Corporations Act (Ontario) (the “OBCA”) and its head and registered office is at 7500 Financial Drive, Brampton, Ontario, Canada, L6Y 6K7.
Alison Alfers, Brendan Paddick, Darren Farber and Jill Smith, each being a director of the Company, reside outside of Canada. Each of the above-mentioned directors has appointed MDA Space Ltd., located at 7500 Financial Drive, Brampton, Ontario, Canada, L6Y 6K7, as their agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.

i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We have not authorized any person to provide different information. The Securities may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as of the date of this Prospectus or the date of the document incorporated by reference herein, as applicable, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.
Unless the context otherwise permits, indicates or requires, all references in this Prospectus to the “Company”, “MDA Space”, “we”, “our”, “us” and similar expressions are references to MDA Space Ltd. and the business carried on by it.
In this Prospectus, unless otherwise specified or the context requires otherwise, all dollar amounts are expressed in Canadian dollars.
EXEMPTION FROM NATIONAL INSTRUMENT 44-101
Pursuant to a decision of the Autorité des marchés financiers dated August 6, 2025, the Company was granted exemptive relief from the requirement that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement and the documents incorporated by reference therein to be filed in relation to an “at-the-market” distribution be publicly filed in both the French and English languages. This exemptive relief is granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an “at-the-market” distribution) and the documents incorporated by reference herein and therein be publicly filed in both the French and English languages if the Company offers Securities to Quebec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus contains “forward-looking information” within the meaning of applicable securities laws. Such forward-looking information includes, but is not limited to, information with respect to the Company’s objectives and strategies to achieves these objectives, as well as information with respect to the Company’s beliefs, plans, expectations, anticipations, estimates, intentions and views of future events. All information contained in this Prospectus, other than statements of current and historical fact, is forward-looking information. All of the forward-looking information in this Prospectus is qualified by this cautionary note.
In some cases, forward-looking information can be identified by words or phrases such as “forecast”, “target”, “goal”, “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict”, or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking information. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts. The Company has based the forward-looking information on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs.
This forward-looking information includes, among other things, statements relating to our financial position, business strategy, growth strategies, addressable markets, budgets, operations, financial results, taxes, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects, financial targets or outlook, intentions, opportunities and the markets in which we operate, is forward-looking information.
Statements containing forward-looking information are based on certain assumptions and analyses made by the Company in light of management’s experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate, and are subject to risks and uncertainties. These assumptions include our ability to maintain and expand the scope of our business; our ability to execute on our growth strategies; assumptions relating to government support and funding levels for space programs and missions; continued and accelerated growth in the global space economy; the impact of competition; our ability to retain key personnel; our ability to obtain and maintain existing financing on acceptable terms; changes and trends in our industry or the global economy; currency exchange and interest rates; and changes in laws, rules and regulations.
Although the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect and there can be no assurance that actual results will be consistent with the forward-looking information. Given these risks, uncertainties and assumptions, prospective investors should not place undue reliance on the forward-looking information contained in this Prospectus and the documents incorporated by reference herein, as the case may be. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed in this Prospectus under “Risk Factors” and elsewhere in this Prospectus and the Annual Information Form (as defined below) and our other filings with the securities regulatory authorities which are available on the System for Electronic Data Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca.
These factors should not be considered exhaustive and should be read together with the other cautionary statements in this Prospectus. If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking information prove incorrect, actual results might vary materially from those anticipated in the forward-looking information.
Although the Company bases the forward-looking information on assumptions that it believes are reasonable when made, the Company cautions investors that statements containing forward-looking information are not guarantees of future performance and that its actual results of operations, financial condition and liquidity and the development of the industry in which it operates may differ materially from those made in or suggested by the forward-looking information contained in this Prospectus. In addition, even if the Company’s results of operations, financial condition and liquidity and the development of the industry in which it operates are consistent with the forward-looking information contained in this Prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks and uncertainties, investors are cautioned not to place undue reliance on the forward-looking information. Any forward-looking information that is made in this Prospectus speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking information or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by applicable securities laws. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data
NON-IFRS FINANCIAL MEASURES
The financial statements of the Company that are incorporated by reference in this Prospectus have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS”). Certain information presented in this Prospectus, including certain documents incorporated by reference herein, may include non-IFRS measures that are used by us as indicators of financial performance. These measures are not recognized measures under IFRS, do not have a standardized meaning prescribed by IFRS and therefore may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management’s perspective. Accordingly, the measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. We use non-IFRS measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Order Bookings, and Net Debt to provide investors with supplemental measures of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on IFRS measures. We also believe that securities analysts, investors, and other interested parties frequently use non-IFRS measures in the evaluation of issuers. Our management also uses non-IFRS measures in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation.
MARKET AND INDUSTRY DATA
Unless otherwise indicated, information contained in this Prospectus and the documents incorporated by reference into this Prospectus concerning the industry and the markets in which the Company operates, including its general expectations and market position, market opportunities and market share, is based on information from independent industry organizations, such as the Satellite Industry Association, the Space Foundation and the World Meteorological Organization, or other third party sources (including industry publications, surveys and forecasts), such as Novaspace, Analysys Mason, Space Capital, the US Chamber of Commerce, the US Department of Defense, the United Nations, and the World Economic Forum, and other specialist reports commissioned by management to validate industry assumptions, management studies and estimates.
Unless otherwise indicated, the Company’s estimates are derived from publicly-available information released by independent industry analysts and third party sources as well as data from its internal research and include assumptions made by the Company which it believes to be reasonable based on its knowledge of the industry and markets in which the Company operates. The Company’s internal research and assumptions have not been verified by any independent source and the Company has not independently verified any third party information. While the Company believes the market position, market opportunity and market share information included in this Prospectus and the documents incorporated by reference into this Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in the Annual Information Form.
ADDITIONAL INFORMATION
The Company is required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information.
Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the actual agreement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Senior Director, Investor Relations of MDA Space Ltd. at 7500 Financial Drive, Brampton, Ontario, Canada, L6Y 6K7, Attention: Shereen Zahawi, Telephone 289-401-3945, and are also available electronically under the Company’s SEDAR+ profile at www.sedarplus.ca.
Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of the Company filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the annual information form of the Company for the year ended December 31, 2024, dated March 7, 2025 (the “Annual Information Form”);

(b)
the audited consolidated financial statements of the Company for the years ended December 31, 2024 and 2023, together with the notes thereto and the independent auditors’ report thereon;

(c)
the management’s discussion and analysis of the Company for the fourth quarters and years ended December 31, 2024 and 2023;

(d)
the unaudited interim condensed consolidated financial statements of the Company for the three and six months ended June 30, 2025 and 2024 (the “Interim Financial Statements”);

(e)
the management’s discussion and analysis of the Company for the second quarters and six months ended June 30, 2025 and 2024;

(f)
the management information circular of the Company dated March 30, 2025 regarding the annual general meeting of shareholders of the Company held on May 8, 2025; and

(g)
the material change report of the Company dated April 4, 2025.

Any documents of the type described in Item 11.1 of Form 44-101F1—Short Form Prospectus Distributions which are filed by the Company with the securities commissions or similar authorities in the provinces and territories of Canada subsequent to the date of this Prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference in this Prospectus. Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this Prospectus.
Upon a new annual information form being filed by the Company with the applicable securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous annual information form, and any material change reports and business acquisition reports filed prior to the commencement of the financial year of the Company in respect of which the new annual information form is filed, shall in each case be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon annual consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous annual consolidated financial statements and accompanying management’s discussion and analysis of the Company and the previous interim consolidated financial statements and accompanying management’s discussion and analysis of the Company most recently filed shall be deemed to no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
THE COMPANY
The Company is a corporation incorporated under the OBCA on June 2, 2020. On March 19, 2021, the Company’s articles were amended to change the Company’s name from “Neptune Acquisition Holdings Inc.” to “MDA Ltd.”. On April 6, 2021, the Company and 2828330 Ontario Inc., a corporation incorporated under the OBCA, were amalgamated under the OBCA as part of certain transactions undertaken in connection with the closing of the Company’s initial public offering. On May 9, 2024, the Company’s articles were amended to change the Company’s name from “MDA Ltd.” to “MDA Space Ltd.”. MDA Space’s head and registered office is located at 7500 Financial Drive, Brampton, Ontario, Canada, L6Y 6K7.
MDA Space is a trusted mission partner of leading-edge space missions across the rapidly expanding global space economy. Our recognized engineering capabilities, portfolio of space technologies, and space mission expertise make us a trusted partner of choice for a broad range of customers worldwide. We leverage our capabilities to enable next generation space exploration and infrastructure, space-based communication, and both earth and space observation missions. In an era where industries, technologies, people, and places are impacted every day by space technology, the mission of MDA Space is to build the space between proven and possible and to provide the space economy with our trusted and tested solutions. Our space technology solutions and services enable governments and businesses to develop and operate critical space infrastructure used for exploration and space-based science, to research, develop and operate space-based communications supporting our hyper-connected world, and to monitor global activities including climate change, illegal and unregulated fishing, and detection of oil spills. Our technologies and solutions are also deployed for defence and intelligence applications and space observation missions.
MDA Space has three business areas: Satellite Systems, Robotics & Space Operations, and Geointelligence. Our diversified portfolio of solutions serves many sectors of the space economy and positions our customers to achieve mission success.
In Satellite Systems, we partner on space communication missions across low Earth orbit, medium Earth orbit, and geosynchronous equatorial orbit, in addition to providing communication systems for human rated spacecraft. These missions span a growing number of applications including broadband access, Direct-to-Device satellite communication, and Internet of Things connectivity across the full communication frequency spectrum. In Robotics & Space Operations, we partner on space infrastructure missions to facilitate the exploration and development of space. We provide autonomous robotics and rover solutions along with proximity operation sensors that are used to operate in orbit and on the surface of the Moon and Mars, as well as operational services to plan, support and operate these missions remotely. In Geointelligence, we partner with customers to develop and operate earth observation (“EO”) and space observation missions, as well as providing key products in the areas of EO ground stations, maritime domain awareness software platforms, and multi-sensor fusion-based analytics products and services. These activities serve a wide range of use cases, including in the areas of national security, climate change monitoring, and maritime surveillance.
We serve a broad range of customers, including governments and space agencies, commercial space companies and defence and aerospace prime contractors in the space industry. We work collaboratively with our customers in the early engineering phases of product and program development and provide services throughout a mission’s life, including engineering, manufacturing, integration, mission operation, and ongoing maintenance services.

RECENT DEVELOPMENTS
On July 2, 2025, we announced completion of the previously announced acquisition of SatixFy Communications Ltd. (“SatixFy”), a leader in next-generation satellite communication solutions based on in-house-designed chipsets. SatixFy’s operations and full technology portfolio will be integrated into the Satellite Systems business area of the Company.
On August 1, 2025, we announced that EchoStar, a global communications and connectivity provider, has selected MDA Space as the prime contractor for EchoStar’s new non-terrestrial network (NRN) low Earth orbit (LEO) direct-to-device (“D2D”) satellite constellation. The initial contract, valued at approximately US$1.3 billion (approx. C$1.8 billion), includes the design, manufacturing and testing of over 100 software-defined MDA AURORA™ D2D satellites.
On August 5, 2025, we announced the awarding of two contracts to equip the Royal Canadian Navy (“RCN”)’s Halifax-class ships with up to six new Uncrewed Aircraft Systems (“UAS”). Part of the Intelligence, Surveillance, Target Acquisition and Reconnaissance Uncrewed Aircraft Systems (ISTAR UAS) project, these new systems will significantly enhance the RCN’s ability to detect and monitor potential maritime threats, both at home and abroad. The award includes an acquisition contract valued at approximately C$39 million for the initial procurement of two state-of-the-art UAS aircraft with options to procure four additional systems, and an in-service support contract, estimated at C$27 million over an initial five-year period, to sustain operations.
CONSOLIDATED CAPITALIZATION
Since June 30, 2025, the date of the Interim Financial Statements, there have been no material changes to the Company’s share and loan capitalization on a consolidated basis, which have not been disclosed in the Prospectus or the documents incorporated by reference herein. The applicable Prospectus Supplement will describe any material change in the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities. The Company has filed this Prospectus in order to provide it with flexibility in managing its capital position and meeting its funding requirements and to facilitate timely access to the capital markets.
DESCRIPTION OF SECURITIES
The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. The Securities will not include any novel derivatives or asset-backed securities as discussed under Part 4 of National Instrument 44-102—Shelf Distributions (“NI 44-102”).
Common Shares
The Company is authorized to issue an unlimited number of Common Shares, of which there were 124,905,250 Common Shares issued and outstanding as of August 6, 2025 (being the final trading day prior to the date of this Prospectus).
Holders of Common Shares are entitled to receive notice of any meetings of our shareholders, to attend and to cast one vote per Common Share at all such meetings. The holders of the Common Shares are entitled to participate equally in dividends, if any, declared on the Common Shares. In the event of the liquidation, dissolution or wind-up of the Company or other distribution of assets of the Company among shareholders for the purpose of winding-up the Company’s affairs, the Common Shares shall rank equally as to priority of distribution. Such distribution shall be made in equal amount per share on all the Common Shares outstanding without preference or distinction.
Preference Shares
The Company is currently not authorized to issue Preference Shares and may only do so upon an amendment to its articles. Preference Shares may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the amendment to the Company’s constating documents authorizing the issuance of the series of Preference Shares being offered. A copy of any amendment to the Company’s constating documents relating to an offering of Preference Shares will be filed by the Company with the relevant securities regulatory authorities after it has been filed by the Company under the OBCA, and will be available electronically on SEDAR+ under the profile of the Company, which can be accessed at www.sedarplus.ca.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Preference Shares being offered thereby, which may include, without limitation, subject to the provisions of the OBCA and the constating documents of the Company, the following (where applicable):
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the designation of, and the rights, privileges, restrictions and conditions attaching to, each series of Preference Shares offered, and the maximum number of such series of Preference Shares that the Company is authorized to issue;

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the aggregate number of Preference Shares offered;

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the price at which the Preference Shares will be offered;

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the currency for which the Preference Shares may be purchased (if other than Canadian dollars);

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the annual dividend rate, if any, and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

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the priority of the Preference Shares in respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company;

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the price and the terms and conditions for redemption, if any, including whether redeemable at the Company’s option or at the option of the holder, the time period for redemption, and payment of any accumulated dividends;

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the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preference Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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whether such Preference Shares will be listed on any securities exchange;

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the terms and conditions of any share purchase plan or sinking fund;

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the voting rights, if any;

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any other rights, privileges, restrictions, or conditions;

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certain material tax consequences of owning the Preference Shares; and

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any other material terms and conditions of the Preference Shares.

Debt Securities
Debt Securities may be offered separately or together with other Securities, as the case may be. The following sets forth certain general terms and provisions of the Debt Securities offered under this Prospectus. The specified terms and provisions of the Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.
The Debt Securities will be direct obligations of the Company and may be guaranteed by an affiliate or associate of the Company. Where the Debt Securities are guaranteed for all or substantially all of the payments to be made, such guarantees will be further described in the Prospectus Supplement. The Debt Securities may be senior or subordinated indebtedness of the Company and may be secured or unsecured, all as described in the applicable Prospectus Supplement. In the event of the insolvency or winding up of the Company, the subordinated indebtedness of the Company, including the subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all other liabilities of the Company (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.
Any Prospectus Supplement offering guaranteed Debt Securities will comply with the requirements of Item 12 of Form 44-101F1 or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of National Instrument 41-101—General Prospectus Requirements.
The Debt Securities will be issued under one or more trust indentures (each, a “Trust Indenture”), in each case between the Company and one or more appropriately qualified financial institutions authorized to carry on business as a trustee in Canada, as may be required by applicable securities laws (each, an “Indenture Trustee”). The statements made hereunder relating to any Trust Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Indenture. A copy of the final, fully executed Indenture, together with any supplemental indenture and/or the form of note for any Debt Securities offered hereunder, will be filed by the Company with the relevant securities regulatory authorities after it has been entered into, and will be available electronically on SEDAR+ under the profile of the Company, which can be accessed at www.sedarplus.ca.
Each Trust Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount, which may be authorized from time to time by the Company.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Debt Securities being offered thereby, which may include, without limitation, the following (where applicable):
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the designation, aggregate principal amount and authorized denominations of such Debt Securities;

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the percentage of the principal amount at which such Debt Securities will be issued;

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the date or dates on which such Debt Securities will mature;

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the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

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the dates on which any such interest will be payable and the record dates for such payments;

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the Indenture Trustee of the Debt Security under the Trust Indenture pursuant to which the Debt Securities are to be issued;

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the designation and terms of any securities with which the Debt Securities will be offered, if any, and the number of Debt Securities that will be offered with each security;

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whether the Debt Securities are subject to redemption or call and, if so, the terms of such redemption or call provisions;

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whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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any exchange or conversion terms;

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whether the Debt Securities will be subordinated to other liabilities of the Company and, if so, to what extent;

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certain material tax consequences of owning the Debt Securities; and

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any other material terms and conditions of the Debt Securities.

Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.
The terms on which a series of Debt Securities may be convertible into or exchangeable for our Common Shares or any of our other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Common Shares or other securities of the Company to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities. For greater certainty, any convertible or exchangeable Debt Securities shall only be convertible or exchangeable for underlying securities of the Company or an affiliate thereof.
Subscription Receipts
Subscription Receipts may be issued under a subscription receipt agreement. Subscription Receipts may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. A copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts will be filed by the Company with the applicable securities regulatory authorities after it has been entered into by the Company, and will be available electronically on SEDAR+ under the profile of the Company, which can be accessed at www.sedarplus.ca.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):
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the aggregate number of Subscription Receipts offered;

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the price (including whether the price is payable in installments) at which the Subscription Receipts will be offered;

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the manner of determining the offering price(s) of the Subscription Receipts;

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the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

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the dates or periods during which the Subscription Receipts are convertible into other Securities;

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if applicable, the identity of the Subscription Receipt agent;

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the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

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the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

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whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

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certain material tax consequences of owning the Subscription Receipts; and

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any other material terms and conditions of the Subscription Receipts.

Warrants
Warrants may be offered separately or together with other Securities, as the case may be.
The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. The Warrants will be issued under a warrant indenture or a warrant agreement. The applicable Prospectus Supplement will include details of the warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities after it has been entered into by the Company, and will be available electronically on SEDAR+ under the profile of the Company, which can be accessed at www.sedarplus.ca.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):
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the designation of the Warrants;

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the aggregate number of Warrants offered and the offering price;

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the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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the exercise price of the Warrants;

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the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

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if applicable, the identity of the Warrant agent;

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the designation, number and terms of any Securities with which the Warrants are issued;

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if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

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whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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any minimum or maximum amount of Warrants that may be exercised at any one time;

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whether such Warrants will be listed on any securities exchange;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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certain material tax consequences of owning the Warrants; and

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any other material terms and conditions of the Warrants.

Units
Units may be offered separately or together with other Securities, as the case may be. Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):
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the aggregate number of Units offered;

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the price at which the Units will be offered;

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the manner of determining the offering price(s) of the Units;

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the designation, number and terms of the Securities comprising the Units;

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whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

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terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

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the date on and after which the Securities comprising the Units will be separately transferable;

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whether the Securities comprising the Units will be listed on any securities exchange;

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whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

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certain material tax consequences of owning the Units; and

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any other material terms and conditions of the Units.

THE SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Company’s securityholders. The Prospectus Supplement that the Company will file in connection with any offering of Securities by selling securityholders will include the following information:
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the names of the selling securityholders;

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the number or amount of Securities owned, controlled or directed by each selling securityholder;

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the number or amount of Securities being distributed for the account of each securityholder;

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the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

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whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

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all other information that is required to be included in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION
We may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue, in any combination, Common Shares, Preference Shares, Debt Securities, Subscription Receipts, Warrants or Units.
We may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis. Unless otherwise indicated in the relevant Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. If underwriters are used for a sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale.
A Prospectus Supplement will set forth the terms of the offering, including the name(s) of any underwriters, dealers or agents, the purchase price(s) of the securities, the proceeds to MDA Space from the sale of securities, any initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any underwriting discount or commission and any discounts, concessions or commissions allowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or omissions allowed or paid to dealers may be changed from time to time.
The securities may be sold, from time to time in one or more transactions at a fixed price or prices that may be charged or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchaser and during the distribution. If, in connection with the offering of securities at the initial offering price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable Prospectus Supplement, and have been unable to do so, the public offering price may be decreased and thereafter further changed from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers is less than the gross proceeds paid by the underwriters to MDA Space.
Unless otherwise indicated in the relevant Prospectus Supplement, the obligations of the underwriters to purchase the securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all the relevant securities offered if any of such securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Underwriters and agents may, from time to time, purchase and sell the securities described in this Prospectus and the relevant Prospectus Supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity on the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.
Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale may be deemed to be underwriting discounts and commissions.
Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
In connection with any offering of securities, other than an at-the-market distribution, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus or Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Preference Shares or Debt Securities pursuant to this Prospectus.
PRIOR SALES
Information regarding prior sales of Securities will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
The outstanding Common Shares are listed and posted for trading on the TSX under the symbol “MDA”. On August 6, 2025, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX was C$46.18.
Information regarding trading price and volume of the Securities will be provided as required for all of the Company’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder.
Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS
Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the Annual Information Form, which is incorporated by reference herein. See “Documents Incorporated by Reference”.
An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected. Prospective investors should carefully consider the risks below and in the Annual Information Form and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Company.
There is no guarantee that the Securities will earn any positive return in the short term or long term.
A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.
Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus and a future Prospectus Supplement.
Management of the Company may spend net proceeds received by the Company from a sale of Securities in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline.
The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions.
The Company cannot predict the size or nature of future sales or issuances of Securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.
The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control.
The factors which may contribute to market price fluctuations of the Common Shares include the following:
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actual or anticipated fluctuations in the Company’s quarterly financial performance;

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recommendations by securities research analysts;

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shareholder activism and general market interest in our securities;

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changes in the economic performance or market valuations of companies in the industry in which the Company operates;

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addition or departure of the Company’s executive officers and other key personnel;

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release or expiration of transfer restrictions on outstanding Common Shares;

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sales or perceived sales of additional Common Shares;

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operating and financial performance that vary from the expectations of management, securities analysts and investors;

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regulatory changes affecting the Company’s industry generally and its business and operations;

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announcements of developments and other material events by the Company or its competitors;

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fluctuations to the costs of vital goods and services;

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changes in commodity prices;

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changes in global financial markets and global economies and general market conditions, such as interest rates;

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significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

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operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and

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news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industry or target markets.

There is currently no market through which the Securities, other than the Common Shares, may be sold.
As a consequence, purchasers may not be able to resell the Preference Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.
Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, or that the Company will continue to meet the listing requirements of the TSX or achieve listing on any other public stock exchange.

ENFORCEMENT OF JUDGEMENTS AGAINST FOREIGN PERSONS
Certain of our operations and assets are located outside of Canada, and certain of our directors, namely Alison Alfers, Brendan Paddick, Darren Farber and Jill Smith, reside outside of Canada. Each of the above-mentioned directors has appointed MDA Space Ltd., located at 7500 Financial Drive, Brampton, Ontario, Canada, L6Y 6K7, as their agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including in Ontario, Ontario Instrument 44-501—Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order) (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, as varied, extended or amended from time to time, the “WKSI Blanket Orders”). The WKSI Blanket Orders, which came into force on January 4, 2022, were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records by providing relief from certain prospectus requirements under National Instrument 44-101—Short Form Prospectus Distributions and NI 44-102. In Ontario, the WKSI Blanket Orders were extended by Ontario Instrument 44-502—Extension of Exemption for Well-known Seasoned Issuers (Interim Class Order) and subsequently codified on a permanent basis through the adoption of OSC Rule 44-503, which came into force on January 4, 2025. OSC Rule 44-503 is intended to maintain the WKSI exemption until the Canadian Securities Administrators implement permanent amendments to NI 44-102.
The WKSI Blanket Orders were adopted to allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, without the requirement to file and obtain a receipt for a preliminary base shelf prospectus, and exempts qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders and OSC Rule 44-503 and is relying on the WKSI exemption in connection with the filing of this Prospectus.
LEGAL MATTERS AND INTEREST OF EXPERTS
Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of the Company by Goodmans LLP with respect to matters of Canadian law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, other foreign law. To the knowledge of the Company, as at the date hereof, the partners and associates of Goodmans LLP, as a group, own less than 1% of the outstanding securities of the Company.
AUDITORS, TRANSFER AGENT AND REGISTRAR
KPMG LLP is the independent auditor of the Company and have confirmed that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.
The transfer agent and registrar of the Company is TSX Trust Company of Canada at its principal office in Toronto, Ontario.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under section 136 of the Business Corporations Act (Ontario) and the by-laws of the Registrant, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, but shall not indemnify an individual unless (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.
Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).
To the extent permitted by law, the Registrant has entered into an indemnification agreement with its directors and officers for liabilities incurred while performing their duties.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBIT INDEX
Exhibit Number	Description
4.1	Annual Information Form of the Registrant for the year ended December 31, 2025, dated March 4, 2026.
4.2	Audited Consolidated Financial Statements of the Registrant for the years ended December 31, 2025 and 2024, together with the notes thereto and the independent auditor’s report thereon.
4.3	Management’s Discussion and Analysis of the Registrant for the years ended December 31, 2025 and 2024.
4.4	Management Information Circular of the Registrant, dated March 30, 2026, regarding the annual general meeting of shareholders of the Registrant held on May 7, 2026.
4.5	Management’s Discussion and Analysis of the Registrant for the three months ended March 31, 2026 and 2025.
4.6	Unaudited Consolidated Financial Statements of the Registrant for the three months ended March 31, 2026 and 2025, together with the notes thereto.
4.7	Material Change Report of the Registrant, dated March 17, 2026.
4.8	Material Change Report of the Registrant, dated June 29, 2026.
5.1	Consent of KPMG LLP.
6.1	Powers of Attorney (included in Part III of this Registration Statement).
107	Calculation of Filing Fee Table.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Country of Canada on July 8, 2026.
MDA SPACE LTD.
By: /s/ Guillaume Lavoie Name: Guillaume Lavoie Title: Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Greenley and Guillaume Lavoie their true and lawful agent, proxy and attorney-in-fact, each of whom may act alone, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael Greenley Michael Greenley	Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2026
/s/ Guillaume Lavoie Guillaume Lavoie	Chief Financial Officer (Principal Financial and Accounting Officer)	July 8, 2026
/s/ Brendan Paddick Brendan Paddick	Chairman, Lead Director	July 8, 2026
/s/ Darren Farber Darren Farber	Director	July 8, 2026
/s/ Jill Smith Jill Smith	Director	July 8, 2026
/s/ Karl Smith Karl Smith	Director	July 8, 2026
/s/ Yaprak Baltacioglu Yaprak Baltacioglu	Director	July 8, 2026
/s/ Yung Wu Yung Wu	Director	July 8, 2026

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on July 8, 2026.
MDA SYSTEMS INC.
By: /s/ Michael Greenley Name: Michael Greenley Title: Chief Executive Officer and President